UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(Address of principal executive offices) (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On November 8, 2011, Comerica Incorporated issued a press release announcing that it has submitted a redemption notice to the trustee of Sterling Bancshares Statutory Trust One, which will result in the redemption on December 31, 2011 of all $20,000,000 of the floating rate capital securities issued by Sterling Bancshares Statutory Trust One at par, plus accrued and unpaid distributions to the redemption date. In addition, Comerica announced that it has submitted a redemption notice to the trustee of BOTH Capital Trust I, which will result in the redemption on January 7, 2012 of all $4,000,000 of TP Securities issued by BOTH Capital Trust I at par, plus accrued and unpaid distributions to the redemption date.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibit

99.1	Press Release dated November 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President—Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: November 8, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 8, 2011